EXHIBIT 99.1

Itron Announces Second Quarter 2026 Financial Results

LIBERTY LAKE, Wash, July 28, 2026 (GLOBE NEWSWIRE) -- Itron, Inc. (NASDAQ: ITRI), which is innovating new ways for utilities and cities to manage energy and water, announced today financial results for its second quarter ended June 30, 2026. Key results for the quarter include (compared with the second quarter of 2025):

  Revenue of $563 million, decreased 7%;
  Annual recurring revenue of $417 million, increased 21%;
  GAAP net income attributable to Itron, Inc. of $53 million, decreased $15 million;
  GAAP diluted earnings per share of $1.19, decreased $0.28 per share;
  Non-GAAP diluted EPS of $1.59, decreased $0.03 per share;
  Adjusted EBITDA of $97 million, increased 8%; and
  Free cash flow of $81 million, decreased $9 million.

"Itron delivered record gross margin, earnings well ahead of our expectations, and strong free cash flow in the second quarter, with revenue in line with our outlook — clear evidence of the structurally better earnings power this team has built," said Tom Deitrich, Itron's President and CEO. "The demand environment remains constructive, supported by durable needs across grid expansion, resiliency, and affordability — and by the industry's intensifying focus on time-to-power. A stronger operating model in a durable demand environment is why we are raising our full-year earnings outlook."

Summary of Second Quarter Consolidated Financial Results
(All comparisons made are against the prior year period unless otherwise noted)

Revenue
Total second quarter revenue of $563 million compared to $607 million in the prior year. The decrease was driven primarily by lower Networked Solutions revenue, partially offset by continued growth in Outcomes.

Device Solutions revenue decreased 1%, or 3% in constant currency, due primarily to lower legacy electricity product sales.

Networked Solutions revenue decreased 17% due to the timing of project deployments and lower volumes.

Outcomes revenue increased 13% due to increased services revenue.

Resiliency Solutions revenue was $16 million with integration progressing to plan.

Adjusted Gross Margin
Itron's second quarter adjusted gross margin of 41.4% increased 460 bps basis points from the prior year due to customer and product mix as well as operational efficiencies.

Operating Expenses and Operating Income
GAAP operating expenses of $155 million increased $7 million from the prior year due to higher amortization costs, partially offset by lower restructuring costs. Non-GAAP operating expenses of $144 million increased $3 million from the prior year due to the Urbint and Locusview acquisitions.

GAAP operating income of $76 million was $0.3 million lower due to higher operating expenses, including acquisition-related amortization expense, partially offset by higher gross profit

Non-GAAP operating income of $89 million was $7 million higher than the prior year due to higher gross profit, partially offset by higher operating expenses.

Net Income and Earnings per Share (EPS)
Net income attributable to Itron, Inc. for the quarter was $53 million, or $1.19 per diluted share, compared with net income attributable to Itron, Inc. of $68 million, or $1.47 per diluted share in 2025. The decrease was driven by lower interest income and a higher effective tax rate.

Non-GAAP net income attributable to Itron, Inc., which excludes the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of business, strategic initiative expense, acquisition and integration related expenses, gain on the sale of equity method investments, and the tax effect of excluding these expenses, was $71 million, or $1.59 per diluted share, compared with $75 million, or $1.62 per diluted share, in 2025. The decrease was driven by lower interest income and a higher effective tax rate, partially offset by higher non-GAAP operating income.

Cash Flow
Net cash provided by operating activities was $88 million in the second quarter compared with $97 million in the prior year. Free cash flow was $81 million in the second quarter compared with $91 million in the prior year. The decrease in free cash flow was primarily due to higher tax payments and lower interest income, partially offset by favorable working capital timing.

Other Measures

Total backlog at quarter end was $4.4 billion compared with $4.5 billion in the prior year. Bookings in the quarter totaled $550 million.

Q3 and Updated Full Year 2026 Outlook

Third quarter 2026 financial outlook:

  Revenue between $590 and $600 million
  Non-GAAP diluted EPS between $1.50 and $1.60

Updated full year 2026 financial outlook:

  Revenue between $2.37 and $2.41 billion
  Non-GAAP diluted EPS between $6.30 - $6.50

Earnings Conference Call
Itron will host a conference call to discuss the financial results contained in this release at 10:00 a.m. EDT on July 28, 2026. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.itron.com/events-presentations. Participants should access the webcast 10 minutes prior to the start of the call. A webcast replay of the conference call will be available may be accessed on the company's website at https://investors.itron.com/events-presentations.

About Itron

Itron is a proven global leader in energy, water, smart city, IIoT and intelligent infrastructure services. For utilities, cities and society, we build innovative systems, create new efficiencies, connect communities, encourage conservation and increase resourcefulness. By safeguarding our invaluable natural resources today and tomorrow, we improve the quality of life for people around the world. Join us: www.itron.com

Itron® and the Itron Logo are registered trademarks of Itron, Inc. in the United States and other countries and regions. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements
This release contains, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements are based on our expectations about, among others, revenues, operations, financial performance, earnings, liquidity, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. This document reflects our current strategy, plans and expectations and is based on information currently available as of the date of this release. When we use words such as "expect", "intend", "anticipate", "believe", "plan", "goal", "seek", "project", "estimate", "future", "strategy", "objective", "may", "likely", "should", "will", "will continue", and similar expressions, including related to future periods, they are intended to identify forward-looking statements. Forward-looking statements rely on a number of assumptions and estimates. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plans, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws, regulations, tariffs, sanctions, trade policies and retaliatory responses, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, uncertainties caused by adverse economic conditions, including without limitation those resulting from extraordinary events or circumstances and other factors that are more fully described in Part I, Item 1A: Risk Factors included in our Annual Report on Form 10-K for the year ended Dec 31, 2025 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update or revise any information in this press release.

Non-GAAP Financial Information

To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP), we use certain adjusted or non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share (EPS), adjusted EBITDA, free cash flow, adjusted gross profit, adjusted operating income, and constant currency. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Our non-GAAP financial measures may be different from those reported by other companies. When providing future outlooks and/or earnings guidance, a reconciliation of forward-looking non-GAAP diluted EPS to the GAAP diluted EPS has not been provided because we are unable to predict with reasonable certainty the potential amount or timing of restructuring related expenses and their related tax effects without unreasonable effort. These costs are uncertain, depend on various factors and could have a material impact on GAAP results for the guidance period. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

For additional information, contact:

Itron, Inc.

Paul Vincent
Vice President, Investor Relations
(512) 560-1172

Stephanie Tarlton, CFA
Principal, Investor Relations
(512) 676-8365
Investors@itron.com

Itron, Inc.

  LinkedIn: https://www.linkedin.com/company/itroninc
  X: https://x.com/ItronInc
  Newsroom: https://na.itron.com/newsroom
  Blog: https://blogs.itron.com

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Product revenues	$453,462	$517,184	$931,263	$1,040,325
Service revenues	109,440	89,577	218,621	173,587
Total revenues	562,902	606,761	1,149,884	1,213,912
Cost of revenues
Product cost of revenues	280,692	337,394	580,901	683,836
Service cost of revenues	51,570	45,749	102,024	89,239
Total cost of revenues	332,262	383,143	682,925	773,075
Gross profit	230,640	223,618	466,959	440,837

Operating expenses
Sales, general and administrative	89,722	87,615	195,079	174,526
Research and development	56,141	53,810	111,140	103,900
Amortization of intangible assets	8,478	4,543	16,650	9,022
Restructuring	233	1,237	447	684
Loss on sale of business	—	—	—	79
Total operating expenses	154,574	147,205	323,316	288,211

Operating income	76,066	76,413	143,643	152,626
Other income (expense)
Interest income	6,253	12,303	11,913	24,013
Interest expense	(5,768)	(5,648)	(11,577)	(11,241)
Other income (expense), net	3,655	414	3,422	363
Total other income (expense)	4,140	7,069	3,758	13,135

Income before income taxes	80,206	83,482	147,401	165,761
Income tax provision	(26,733)	(14,730)	(40,342)	(31,659)
Net income	53,473	68,752	107,059	134,102
Net income attributable to noncontrolling interests	201	412	328	288
Net income attributable to Itron, Inc.	$53,272	$68,340	$106,731	$133,814

Net income per common share - Basic	$1.21	$1.50	$2.40	$2.94
Net income per common share - Diluted	$1.19	$1.47	$2.37	$2.89

Weighted average common shares outstanding - Basic	44,095	45,633	44,412	45,486
Weighted average common shares outstanding - Diluted	44,608	46,380	45,038	46,276

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Product revenues
Device Solutions	$110,940	$111,939	$234,668	$237,326
Networked Solutions	309,201	379,481	630,348	754,003
Outcomes	32,883	25,764	64,755	48,996
Resiliency Solutions	438	—	1,492	—
Total Company	$453,462	$517,184	$931,263	$1,040,325

Service revenues
Device Solutions	$505	$821	$1,154	$1,305
Networked Solutions	30,037	29,453	59,553	57,663
Outcomes	63,516	59,303	127,554	114,619
Resiliency Solutions	15,382	—	30,360	—
Total Company	$109,440	$89,577	$218,621	$173,587

Total revenues
Device Solutions	$111,445	$112,760	$235,822	$238,631
Networked Solutions	339,238	408,934	689,901	811,666
Outcomes	96,399	85,067	192,309	163,615
Resiliency Solutions	15,820	—	31,852	—
Total Company	$562,902	$606,761	$1,149,884	$1,213,912

Adjusted gross profit
Device Solutions	$38,759	$33,591	$82,778	$71,344
Networked Solutions	145,154	157,243	288,227	305,957
Outcomes	37,380	32,784	77,404	63,536
Resiliency Solutions	$11,917	$—	23,615	—
Total Company	$233,210	$223,618	$472,024	$440,837

Adjusted segment operating income
Device Solutions	$31,521	$25,454	$68,413	$55,925
Networked Solutions	112,061	120,999	222,197	237,108
Outcomes	20,542	15,687	42,897	30,017
Resiliency Solutions	4,376	—	8,707	—
Total Company	$168,500	$162,140	$342,214	$323,050

Adjusted Gross Margin	41.4%	36.9%	41.0%	36.3%

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$745,229	$1,020,397
Accounts receivable, net	351,109	367,794
Inventories	258,727	242,886
Other current assets	194,456	191,241
Total current assets	1,549,521	1,822,318

Property, plant, and equipment, net	121,590	112,193
Deferred tax assets, net	271,513	265,183
Other long-term assets	60,694	63,352
Operating lease right-of-use assets, net	33,359	29,341
Intangible assets, net	266,076	83,337
Goodwill	1,690,791	1,344,983
Total assets	$3,993,544	$3,720,707

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$146,726	$156,288
Other current liabilities	55,135	58,864
Wages and benefits payable	96,649	122,245
Taxes payable	24,746	16,618
Current portion of debt, net	—	459,522
Current portion of warranty	10,871	10,868
Unearned revenue	230,098	187,822
Total current liabilities	564,225	1,012,227

Long-term debt, net	1,575,242	788,805
Long-term warranty	7,078	7,350
Pension benefit obligation	59,874	61,998
Deferred tax liabilities, net	1,387	623
Operating lease liabilities	26,092	19,623
Other long-term obligations	121,519	91,885
Total liabilities	2,355,417	1,982,511

Equity
Common stock	1,472,138	1,661,350
Accumulated other comprehensive loss, net	(74,421)	(56,505)
Retained earnings	218,482	111,751
Total Itron, Inc. shareholders' equity	1,616,199	1,716,596
Noncontrolling interests	21,928	21,600
Total equity	1,638,127	1,738,196
Total liabilities and equity	$3,993,544	$3,720,707

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)	Six Months Ended June 30,
	2026	2025
Operating activities
Net income	$107,059	$134,102
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	37,162	24,182
Non-cash operating lease expense	6,576	5,843
Stock-based compensation	32,316	33,396
Amortization of prepaid debt fees	3,791	3,581
Deferred taxes, net	(18,684)	(9,664)
Loss on sale of business	—	79
Restructuring, non-cash	462	(25)
Other adjustments, net	(3,538)	(354)
Changes in operating assets and liabilities, net of acquisition and sale of business:
Accounts receivable	23,280	18,789
Inventories	(17,956)	(7,413)
Other current assets	(5,295)	6,409
Other long-term assets	3,117	3,479
Accounts payable, other current liabilities, and taxes payable	(9,259)	(31,868)
Wages and benefits payable	(28,092)	(34,884)
Unearned revenue	50,859	46,431
Warranty	(243)	(1,876)
Restructuring	(6,921)	(10,252)
Other operating, net	(1,042)	(11,153)
Net cash provided by operating activities	173,592	168,802

Investing activities
Acquisitions of property, plant, and equipment	(13,132)	(10,656)
Business acquisitions, net of cash and cash equivalents acquired	(515,055)	—
Other investing, net	3,088	5
Net cash used in investing activities	(525,099)	(10,651)

Financing activities
Proceeds from borrowings	805,000	—
Payments on debt	(460,000)	—
Issuance of common stock	1,969	5,436
Payments on call spread for convertible offering	(92,817)	—
Repurchase of common stock	(152,234)	—
Prepaid debt fees	(21,525)	(178)
Other financing, net	(514)	(507)
Net cash provided by financing activities	79,879	4,751

Effect of foreign exchange rate changes on cash and cash equivalents	(3,540)	10,118
Increase (decrease) in cash and cash equivalents	(275,168)	173,020
Cash and cash equivalents at beginning of period	1,020,397	1,051,237
Cash and cash equivalents at end of period	$745,229	$1,224,257

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, free cash flow, adjusted gross profit, adjusted operating income, and constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and other companies may define such measures differently. For a reconciliation of each non-GAAP measure to the most comparable financial measure prepared and presented in accordance with GAAP, please see the table captioned Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.

We use these non-GAAP financial measures for financial and operational decision making and/or as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and depreciation of property, plant, and equipment and certain discrete cash and non-cash charges, such as restructuring, loss on sale of business, strategic initiative expenses, or acquisition and integration related expenses. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expenses and non-GAAP operating income – We define non-GAAP operating expenses as operating expenses excluding certain expenses related to the amortization of intangible assets, restructuring, loss on sale of business, strategic initiative expenses, and acquisition and integration related expenses. We define non-GAAP operating income as operating income excluding the expenses related to the amortization of intangible assets, restructuring, loss on sale of business, strategic initiative expenses, and acquisition and integration related expenses. Acquisition and integration related expenses include costs, which are incurred to affect and integrate business combinations, such as professional fees; certain employee retention and salaries related to integration; employee severance; contract terminations; travel costs related to knowledge transfer; system conversion costs; and asset impairment charges. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are not related to our core operating results. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods, expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expenses and non-GAAP operating income versus operating expenses and operating income calculated in accordance with GAAP. We compensate for these limitations by providing specific information about the GAAP amounts excluded from non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income attributable to Itron, Inc. excluding the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of business, strategic initiative expenses, acquisition and integration related expenses, gain on sale of equity method investment, and the tax effect of excluding these expenses. We define non-GAAP diluted EPS as non-GAAP net income divided by diluted weighted-average shares outstanding during the period calculated on a GAAP basis and then reduced to reflect any anti-dilutive impact of the convertible notes hedge transactions. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income attributable to Itron, Inc. and GAAP diluted EPS.

For interim periods the budgeted annual effective tax rate (AETR) is used, adjusted for any discrete items, as defined in Accounting Standards Codification (ASC) 740 - Income Taxes. The budgeted AETR is determined at the beginning of the fiscal year. The AETR is revised throughout the year based on changes to our full-year forecast. If the revised AETR increases or decreases by 200 basis points or more from the budgeted AETR due to changes in the full-year forecast during the year, the revised AETR is used in place of the budgeted AETR beginning with the quarter the 200 basis point threshold is exceeded and going forward for all subsequent interim quarters in the year. We continue to assess the AETR based on latest forecast throughout the year and use the most recent AETR any time it increases or decreases by 200 basis points or more from the prior interim period.

Adjusted EBITDA – We define adjusted EBITDA as net income (a) minus interest income and gain on sale of equity method investment, (b) plus interest expense, depreciation and amortization, restructuring, loss on sale of business, strategic initiative expenses, acquisition and integration related expenses, and (c) excluding income tax provision or benefit. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income.

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts in the reconciliation.

Adjusted gross profit – We define adjusted gross profit as gross profit excluding the amortization expense of core-developed technology intangible assets.

Adjusted operating income – We define adjusted operating income as operating income excluding the amortization of core-developed technology intangible assets.

Constant currency – We refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from the entity's functional currency into U.S. dollars for financial reporting purposes. We also use the term "constant currency", which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period's results restated using current period foreign currency exchange rates.

The tables below reconcile the non-GAAP financial measures of operating expenses, operating income, net income, diluted EPS, adjusted EBITDA, and free cash flow with the most directly comparable GAAP financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data)
TOTAL COMPANY RECONCILIATIONS	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$154,574	$147,205	$323,316	$288,211
Amortization of intangible assets(1)	(8,478)	(4,543)	(16,650)	(9,022)
Restructuring	(233)	(1,237)	(447)	(684)
Loss on sale of business	—	—	—	(79)
Strategic initiative	(455)	—	(475)	—
Acquisition and integration	(1,252)	(33)	(7,229)	(84)
Non-GAAP operating expenses	$144,156	$141,392	$298,515	$278,342

NON-GAAP OPERATING INCOME
GAAP operating income	$76,066	$76,413	$143,643	$152,626
Amortization of intangible assets	11,048	4,543	21,715	9,022
Restructuring	233	1,237	447	684
Loss on sale of business	—	—	—	79
Strategic initiative	455	—	475	—
Acquisition and integration	1,252	33	7,229	84
Non-GAAP operating income	$89,054	$82,226	$173,509	$162,495

NON-GAAP NET INCOME & DILUTED EPS
GAAP net income attributable to Itron, Inc.	$53,272	$68,340	$106,731	$133,814
Amortization of intangible assets	11,048	4,543	21,715	9,022
Amortization of debt placement fees	1,925	1,757	3,755	3,494
Restructuring	233	1,237	447	684
Loss on sale of business	—	—	—	79
Strategic initiative	455	—	475	—
Gain on sale of equity method investment	(3,249)	—	(3,249)	—
Acquisition and integration	1,252	33	7,229	84
Income tax effect of non-GAAP adjustments	5,791	(796)	1,316	(1,953)
Non-GAAP net income attributable to Itron, Inc.	$70,727	$75,114	$138,419	$145,224

Non-GAAP diluted EPS	$1.59	$1.62	$3.07	$3.14
Non-GAAP weighted average common shares outstanding - Diluted	44,608	46,380	45,038	46,276

(1)   Excludes amortization of core-developed technology intangible assets.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(Unaudited, in thousands)
TOTAL COMPANY RECONCILIATIONS	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
ADJUSTED EBITDA
GAAP net income attributable to Itron, Inc.	$53,272	$68,340	$106,731	$133,814
Interest income	(6,253)	(12,303)	(11,913)	(24,013)
Interest expense	5,768	5,648	11,577	11,241
Income tax provision	26,733	14,730	40,342	31,659
Depreciation and amortization	18,626	12,114	37,162	24,182
Restructuring	233	1,237	447	684
Loss on sale of business	—	—	—	79
Strategic initiative	455	—	475	—
Acquisition and integration	1,252	33	7,229	84
Gain on sale of equity method investment	(3,249)	—	(3,249)	—
Adjusted EBITDA	$96,837	$89,799	$188,801	$177,730

FREE CASH FLOW
Net cash provided by operating activities	$88,091	$96,685	$173,592	$168,802
Acquisitions of property, plant, and equipment	(6,605)	(6,017)	(13,132)	(10,656)
Free Cash Flow	$81,486	$90,668	$160,460	$158,146

The tables below reconcile the non-GAAP financial measure of adjusted gross profit with the most directly comparable GAAP financial measure.

TOTAL COMPANY RECONCILIATIONS	Three months ended June 30, 2026
(Unaudited, in thousands)	Device Solutions	Networked Solutions	Outcomes	Resiliency Solutions	Segments Subtotal
Total revenues	$111,445	$339,238	$96,399	$15,820	$562,902
Total cost of revenues	72,686	194,084	59,644	5,848	332,262
Gross profit	38,759	145,154	36,755	9,972	230,640
Gross margin	34.8%	42.8%	38.1%	63.0%	41.0%
Amortization of core-developed technology intangible assets	$—	$—	$625	$1,945	$2,570
Adjusted gross profit	38,759	145,154	37,380	11,917	233,210
Adjusted gross margin	34.8%	42.8%	38.8%	75.3%	41.4%

	Three Months Ended June 30, 2025
(Unaudited, in thousands)	Device Solutions	Networked Solutions	Outcomes	Segments Subtotal
Total revenues	$112,760	$408,934	$85,067	$606,761
Total cost of revenues	79,169	251,691	52,283	383,143
Gross profit	33,591	157,243	32,784	223,618
Gross margin	29.8%	38.5%	38.5%	36.9%
Amortization of core-developed technology intangible assets	$—	$—	$—	$—
Adjusted gross profit	33,591	157,243	32,784	223,618
Adjusted gross margin	29.8%	38.5%	38.5%	36.9%

TOTAL COMPANY RECONCILIATIONS	Six months ended June 30, 2026
(Unaudited, in thousands)	Device Solutions	Networked Solutions	Outcomes	Resiliency Solutions	Segments Subtotal
Total revenues	$235,822	$689,901	$192,309	$31,852	$1,149,884
Total cost of revenues	153,044	401,674	116,155	12,052	682,925
Gross profit	82,778	288,227	76,154	19,800	466,959
Gross margin	35.1%	41.8%	39.6%	62.2%	40.6%
Amortization of core-developed technology intangible assets	$—	$—	$1,250	$3,815	$5,065
Adjusted gross profit	82,778	288,227	77,404	23,615	472,024
Adjusted gross margin	35.1%	41.8%	40.2%	74.1%	41.0%

	Six Months Ended June 30, 2025
(Unaudited, in thousands)	Device Solutions	Networked Solutions	Outcomes	Segments Subtotal
Total revenues	$238,631	$811,666	$163,615	$1,213,912
Total cost of revenues	167,287	505,709	100,079	773,075
Gross profit	71,344	305,957	63,536	440,837
Gross margin	29.9%	37.7%	38.8%	36.3%
Amortization of core-developed technology intangible assets	$—	$—	$—	$—
Adjusted gross profit	71,344	305,957	63,536	440,837
Adjusted gross margin	29.9%	37.7%	38.8%	36.3%